Exhibit 99.1

BladeLogic Announces Third Fiscal Quarter Financial Results; Quarterly Revenue Grew Organically 109% Compared to the Prior Year

Lexington, MA, August 22, 2007—BladeLogic, Inc. (NASDAQ:BLOG), a provider of leading data center automation software, today announced its financial results for the quarter ended June 30, 2007.

Financial Highlights

Revenue for the third fiscal quarter of 2007 was $16,208,000, compared to $7,751,000 in the third fiscal quarter of 2006, an increase of 109%.  Revenue for the nine months ended June 30, 2007 was $43,276,000, compared to $19,969,000 for the nine months ended June 30, 2006, an increase of 117%. The Company’s net loss for the third fiscal quarter of 2007 was $(272,000), compared with a net loss of $(2,955,000) in the third fiscal quarter of 2006. Net loss attributable to common stockholders, which includes the accretion of the Company’s redeemable preferred stock and redeemable convertible preferred stock that was fully converted into common stock at the time of the Company’s initial public offering, was $(362,000), or a loss of $(0.03) per share, in the third fiscal quarter of 2007, compared with net loss attributable to common stockholders of $(3,072,000), or a loss of $(0.27) per share, in the third fiscal quarter of 2006.  The Company’s net loss for the nine months ended June 30, 2007 was $(467,000), compared with a net loss of $(7,060,000) in the nine months ended June 30, 2006. Net loss attributable to common stockholders was approximately $(773,000), or a loss of $(0.06) per share, in the nine months ended June 30, 2007, compared with net loss attributable to common stockholders of $(7,410,000), or a loss of $(0.65) per share, in the nine months ended June 30, 2006.

The Company’s non-GAAP adjusted income from operations for the third fiscal quarter of 2007, which excludes non-cash stock-based compensation expense of $383,000, was $125,000, compared to a non-GAAP adjusted loss from operations of $(2,029,000) for the third fiscal quarter of 2006, which excludes non-cash stock-based compensation expense of $990,000.  Non-GAAP adjusted income from operations for the nine months ended June 30, 2007 was $296,000, which excludes non-cash stock-based compensation expense of $880,000, compared to a non-GAAP adjusted loss from operations of $(5,865,000) for the nine months ended June 30, 2006, which excludes non-cash stock-based compensation expense of $1,331,000.  Non-GAAP adjusted income (loss) from operations is a non-GAAP financial measure that the Company’s management uses to evaluate the Company’s performance and for internal planning and forecasting purposes.  A reconciliation of the non-GAAP financial measures used in this release to the most comparable GAAP measure is included at the end of this press release.

Cash and cash equivalents were $13,104,000 at June 30, 2007, which amount does not reflect the estimated $66.1 million of net proceeds from the Company’s initial public offering in July 2007, after underwriting discounts and commissions, deal costs and the redemption of all outstanding shares of redeemable preferred stock. As of June 30, 2007, the Company had approximately 12.5 million common shares outstanding or 26.7 million common shares outstanding on a pro forma basis after assuming the conversion of all outstanding redeemable convertible preferred stock and issuance of shares of the Company’s common stock in the July 2007 initial public offering.

“The third quarter was a strong quarter for BladeLogic, and this is the fourth consecutive quarter of over 100% year-over-year organic revenue growth,” said Dev Ittycheria, BladeLogic’s President & CEO. “Not only have we demonstrated strong and consistent revenue growth, but also leverage in the profitability of our business as the Company continues to grow.  Moreover, we added to the momentum of the business with the Company’s successful initial public offering this past July.”

Recent Business Highlights:

•                  BladeLogic successfully completed an initial public offering in July 2007 of 5,750,000 shares of common stock at a price to the public of $17.00 per share. Of those shares, BladeLogic sold 4,690,000 shares and certain selling stockholders sold 1,060,000 shares.

•                  BladeLogic closed business with 44 different customers during the quarter, representing a broad range of vertical industries, such as financial services, e-commerce, government, service providers and pharmaceuticals, and demonstrating the continued value that BladeLogic’s solutions are providing to its customer base, including a significant number of Fortune Global 500 companies.

•                  International revenue remained strong at 38% of total revenue for the three months ended June 30, 2007 compared to 40% in the prior year period and increased to 35% of total revenue for the nine months ended June 30, 2007 compared to 24% in the prior year period, reflecting the continued investments made in the Company’s international sales organization and the Company’s expansion into new European markets.

•                  BladeLogic improved its non-GAAP adjusted income from operations as a percentage of revenue for the three months ended June 30, 2007 to 1% from (26)% when compared to the prior year period.  The improvement in adjusted income from operations demonstrates the operating leverage in the business as revenue scales.

•                  The Company introduced BladeLogic Virtualization Manager, a software solution that provides seamless management across physical and virtual environments to enable the use of virtualization technologies, such as VMware ESX, for mission-critical computing environments.

•                  BladeLogic was named a Top 10 IT Automation Company to Watch by Network World Magazine.  BladeLogic’s data center automation capabilities, impressive customer list, and support for server and application virtualization were cited as key factors for this recognition.

•                  BladeLogic announced its Data Center Alliance Program. The program enables independent software providers to leverage BladeLogic’s open architecture, which allows customers to unify best-of-breed management tools in the data center.

Fourth Quarter 2007 Outlook

BladeLogic expects, barring unforeseen circumstances, total fourth fiscal quarter revenue in the range of $17.0 million to $17.5 million, and income from operations, excluding stock-based compensation, to be in the range of $0.1 million to $0.3 million. The stock-based compensation is estimated to be in the range of $0.6 million to $0.7 million for the fourth fiscal quarter. In addition, Bladelogic expects net loss per share attributable to common stockholders on a GAAP basis to be in the range of $(0.01) to $0.00 for the fourth fiscal quarter of 2007.

Conference Call Information

BladeLogic will hold a conference call on August 22, 2007 to discuss the results from the third fiscal quarter of 2007 at 5:00 p.m. (EDT). The conference call can be accessed by dialing +1-866-356-4123 (domestic) or +1-617-597-5393 (international), and entering the passcode 28369909. A telephonic replay of the conference call will be available from 7:00 p.m. on August 22, 2007 until September 5, 2007, and can be accessed by dialing toll-free +1-888-286-8010 (domestic) or +1-617-801-6888 (international). The pass code for the replay is 25058130. A webcast of the conference call will be available online at http://ir.bladelogic.com for 30 days.

About BladeLogic (NASDAQ: BLOG)

BladeLogic is a provider of leading data center automation software with a large installed base of Fortune Global 500 customers, including 10 of the top 50 global companies, 3 of the top 10 aerospace and defense companies, 6 of the top 25 commercial and savings banks, 3 of the top 5 securities companies, 2 of the top 3 entertainment companies, 2 of the top 3 general merchandisers, 7 of the top 12 pharmaceutical companies and 6 of the top 10 telecommunications companies.  BladeLogic’s data center automation software solutions enable enterprises, service providers and government organizations to easily browse, provision, configure, patch, audit and remediate physical and virtual servers and applications, allowing customers to achieve reduced data center operating costs, improved service quality and enhanced security and compliance. BladeLogic is headquartered in Lexington, Massachusetts, USA. For more information, please visit www.bladelogic.com.

Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-GAAP) financial measures to the most directly comparable GAAP financial measures.

Non-GAAP adjusted income (loss) from operations and non-GAAP adjusted net income (loss) attributable to common stockholders are discussed in this earnings release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results.  Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making. Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this release.

BladeLogic is providing its current quarter GAAP results as well as financial results that have been adjusted for the impact of non-cash stock-based compensation expense and accretion of preferred stock, as such items may be considered to be of a non-operational nature. The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between reporting periods that are not influenced by certain non-cash or non-recurring items and are, therefore, useful to investors in helping them to better understand the Company’s operating results.

Cautionary Language Concerning Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. BladeLogic can give no assurance that expectations will be attained.  Factors that could cause actual results to differ materially from BladeLogic’s expectations include, but are not limited to, the success and growth of the company’s product; competition and other risks associated with the market for the Company’s products and services; the company’s ability to develop and introduce new products or enhancements to existing products; the company’s ability to achieve and maintain market acceptance of new products or enhancements; the company’s ability to attract and retain key personnel; the company’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; adverse regulatory or legal actions; the company’s ability to manage its growth; risks associated with potential future acquisitions; the company’s ability to maintain compliance with the restrictions and covenants contained in its existing credit and security agreement; the company’s ability to successfully maintain effective internal controls; other risks detailed in BladeLogic’s Registration Statement on Form S-1/A (File No. 333-141915), filed with the Securities and Exchange Commission on July 23, 2007, and other reports filed with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  BladeLogic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in BladeLogic’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Financial Tables:

BladeLogic, Inc.
CONSOLIDATED BALANCE SHEETS

(in thousands except share and par value data)

(unaudited)

	June 30, 2007
	Actual	Pro Forma (1)	September 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$13,104	$79,173	$7,835
Accounts receivable, net	10,361	10,361	6,598
Prepaid expenses and other current assets	1,215	1,215	490
Total current assets	24,680	90,749	14,923
Property and equipment, net	1,114	1,114	882
Other assets	880	176	215
Total assets	$26,674	$92,039	$16,020

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$826	$814	$511
Accrued employee costs	4,336	4,336	2,359
Accrued other expenses	2,574	2,574	1,641
Deferred revenue, current portion	11,616	11,616	8,097
Shares subject to mandatory redemption	5,415	—	—
Total current liabilities	24,767	19,340	12,608
Deferred revenue, net of current portion	3,355	3,355	677
Stockholder deposits on restricted stock purchase	252	252	445
Total liabilities	28,374	22,947	13,730
Redeemable preferred stock:
Redeemable series A preferred stock, $0.001 par value; 12,000,000 shares authorized, issued and outstanding (liquidation preference $5,880)	—	—	5,137
Redeemable convertible preferred stock, $0.001 par value; 19,114,222 total shares authorized, issued and outstanding (liquidation preference $22,800)	22,784	—	22,756
Stockholders’ (deficit) equity:
Total stockholders’ (deficit) equity	(24,484)	69,092	(25,603)
Total liabilities, redeemable preferred stock and stockholders’ (deficit) equity	$26,674	$92,039	$16,020

(1)             The pro forma balance sheet data reflects the (a) full accretion of the Company’s series A redeemable preferred stock to redemption value, (b) reclassification of the Company’s series A redeemable preferred stock to a liability due to its mandatory redemption immediately upon the closing of the Company’s initial public offering and (c) conversion of all outstanding shares of the Company’s series B, series C and series D convertible preferred stock into shares of the Company’s common stock immediately upon the closing of the Company’s initial public offering.

BladeLogic, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006
Net revenue:
License	$10,908	$5,257	$30,267	$13,030
Services	5,300	2,494	13,009	6,939
Total net revenue	16,208	7,751	43,276	19,969

Cost of revenue:
License	398	131	983	365
Services (1)	2,437	1,170	5,692	3,092
Total cost of revenue	2,835	1,301	6,675	3,457

Gross profit	13,373	6,450	36,601	16,512

Operating expense: (1)
Sales and marketing	9,182	5,510	24,681	14,748
Research and development	3,291	3,263	9,022	7,143
General and administrative	1,158	696	3,482	1,817
Total operating expenses	13,631	9,469	37,185	23,708

Loss from operations	(258)	(3,019)	(584)	(7,196)

Other income:
Interest income	116	92	245	242
Interest expense	—	—	—	—
Other income	32	17	180	14
Total other income, net	148	109	425	256

Loss before provision for income tax	(110)	(2,910)	(159)	(6,940)

Provision for income taxes	162	45	308	120
Net loss	(272)	(2,955)	(467)	(7,060)
Accretion of preferred stock	90	117	306	350
Net loss available to common stockholders	$(362)	$(3,072)	$(773)	$(7,410)

Basic and diluted net loss per share	$(0.03)	$(0.27)	$(0.06)	$(0.65)
Weighted average shares used in calculation of basic and diluted net loss per share	12,094	11,573	11,963	11,376

BladeLogic, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Month Ended June 30,
	2007	2006
	(unaudited)
Cash flows from operating activities:
Net loss	$(467)	$(7,060)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	483	394
Loss on disposal of fixed assets	2	—
Provision for bad debt	38	6
Interest on stockholder loans	—	(4)
Stock-based compensation	880	1,331
Changes in operating accounts:
Accounts receivable	(3,801)	(3,020)
Prepaid expenses and other current assets	(723)	(88)
Other long-term assets	(665)	(211)
Accounts payable	309	533
Accrued employee costs	1,898	(409)
Accrued other expenses	947	387
Deferred revenue	6,198	4,192
Net cash provided by (used in) operating activities	5,099	(3,949)
Cash flows from investing activities:
Purchase of property and equipment	(712)	(565)
Net cash used in investing activities	(712)	(565)
Cash flows from financing activities:
Proceeds from sale of preferred stock, net of issuance costs	—	169
Proceeds from sale of common and restricted stock	413	647
Purchase of treasury shares	—	(27)
Payment of equipment loans and capital lease obligations	—	(119)
Proceeds from repayment of shareholder notes receivable	363	—
Net cash provided by financing activities	776	670
Effect of exchange rates on cash	106	9
Net increase (decrease) in cash and cash equivalents	5,269	(3,835)
Cash and cash equivalents at beginning of period	7,835	11,272
Cash and cash equivalents at end of period	$13,104	$7,437

Note:

(1) Amounts include stock-based compensation expense, as follows (in thousands):

	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)
Cost of revenue:
License	$—	$—	$—	$—
Services	18	1	35	2
Sub Total	18	1	35	2

Operating expense:
Sales and marketing	125	18	257	150
Research and development	112	963	246	1,155
General and administrative	128	8	342	24
Sub Total	365	989	845	1,329

Total stock-based compensation	$383	$990	$880	$1,331

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006
	(in thousands) (unaudited)
Income (loss) from operations	$(258)	$(3,019)	$(584)	$(7,196)
Non-cash stock-based compensation (1)	383	990	880	1,331
Non-GAAP adjusted income (loss) from operations	$125	$(2,029)	$296	$(5,865)

Net income (loss) attributable to common stockholders	$(362)	$(3,072)	$(773)	$(7,410)
Non-cash stock-based compensation (1)	383	990	880	1,331
Accretion of preferred stock	90	117	306	350
Non-GAAP adjusted net income (loss) attributable to common stockholders	$111	$(1,965)	$413	$(5,729)

Company Contact:

John Gavin
Chief Financial Officer
BladeLogic, Inc.
781-257-3500